Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2012, relating to the consolidated financial statements of BSQUARE Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Seattle, Washington

August 31, 2012